EXECUTION COPY
Exhibit 10.5
FOURTH AMENDMENT
          FOURTH AMENDMENT, dated as of September 15, 2005 and deemed executed and effective as of September 22, 2005 (this “Fourth Amendment”), to the Amended and Restated Credit Agreement, dated as of November 12, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Growth Properties, Inc. (“Holdings”), GGP Limited Partnership (the “Partnership”), GGPLP L.L.C. (the “Company”; Holdings, the Partnership and the Company being referred to herein, collectively, as the “Borrowers”), the Lenders parties thereto, Banc of America Securities LLC, Credit Suisse First Boston, Lehman Brothers Inc. and Wachovia Capital Markets, LLC, as joint advisors, joint arrangers and joint bookrunners, Bank of America, N.A. and Credit Suisse First Boston, as syndication agents, Eurohypo AG, New York Branch, as documentation agent, Lehman Commercial Paper Inc., as Tranche B administrative agent, and Wachovia Bank, National Association, as general administrative agent (in such capacity, the “General Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, the Borrowers, the Lenders and the General Administrative Agent are parties to the Credit Agreement;
          WHEREAS, the Borrowers have requested that the Credit Agreement be amended to provide for, among other things, a revised Pricing Grid (as defined in the Credit Agreement); and
          WHEREAS, the Lenders and the General Administrative Agent are willing to agree to the amendments to the Credit Agreement contained herein, subject to the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrowers, the Lenders and the General Administrative Agent hereby agree as follows:
          1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.
          2. Amendments to the Credit Agreement.
          (a) Amendment to Annex A. Annex A of the Credit Agreement is hereby amended by deleting such Annex in its entirety and substituting therefor Annex A attached to this Fourth Amendment.
          (b) Amendment to Section 2.11. Section 2.11 of the Credit Agreement is hereby amended by adding the following to the end thereof:
“All voluntary prepayments of the Tranche A Term Loans effected on or prior to the first anniversary of the Fourth Amendment Effective Date (as defined in the Fourth Amendment, dated as of September 15, 2005, to this Agreement) with the proceeds of a substantially concurrent issuance or incurrence of new term loans under this Agreement, as amended, amended and restated, supplemented, waived or otherwise modified from time to time (excluding a refinancing of all the facilities outstanding under this Agreement in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction)), shall be accompanied by a prepayment fee equal to 1.00% of the aggregate amount of such prepayments if the Applicable Margin (or similar interest rate spread) applicable to such new term loans is or, upon the satisfaction of certain conditions, could be less than the Applicable Margin applicable to the Tranche A Term Loans on the Fourth Amendment Effective Date.”
          3. Representations and Warranties. Holdings and the Partnership hereby confirm, reaffirm and restate the representations and warranties set forth in Section 4 of the Credit Agreement. Holdings and the Partnership represent and warrant that, both before and after giving effect to this Fourth Amendment, no Default or Event of Default has occurred and is continuing.
          4. Effectiveness. This Fourth Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) on which the following shall have occurred:
          (a) Fourth Amendment. The General Administrative Agent shall have received this Fourth Amendment executed and delivered by the General Administrative Agent, the Borrowers, each Tranche A Term Loan Lender, each Revolving Credit Lender, the Swing Line Lender and the Required Lenders (or, in the case of any Lender, a lender addendum in a form specified by the General Administrative Agent).
          (b) Fees. The Lenders and the General Administrative Agent shall have received all fees required to be paid on or before the Fourth Amendment Effective Date and all expenses required to be paid on or before the Fourth Amendment Effective Date for which invoices have been presented.
          For the avoidance of doubt, the Fourth Amendment Effective Date is September 22, 2005. Notwithstanding anything to the contrary, this Fourth Amendment shall only be deemed executed and delivered by the parties hereto on the Fourth Amendment Effective Date.
          5. Continuing Effect of the Credit Agreement. This Fourth Amendment shall not constitute an amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrowers that would require a waiver or consent of the Lenders or any Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.
          6. Counterparts. This Fourth Amendment may be executed by the parties hereto in any number of separate counterparts (including facsimiled counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.
          7. GOVERNING LAW. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          8. Expenses. Each Borrower (on a pro rata basis based on the maximum amount of the Commitments made available to it hereunder) severally agrees to pay or reimburse the General Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Fourth Amendment, including, without limitation, the fees and disbursements of counsel to the General Administrative Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GENERAL GROWTH PROPERTIES, INC.
By:	/s/ Jean Schlemmer
	Name:	Jean Schlemmer
	Title:	Executive Vice President - Asset Management

GGP LIMITED PARTNERSHIP
By:	General Growth Properties, Inc., its general partner

By:	/s/ Jean Schlemmer
	Name:	Jean Schlemmer
	Title:	Executive Vice President - Asset Management

GGPLP L.L.C.
By:	GGP Limited Partnership, its managing member

	By:	General Growth Properties, Inc., general partner of GGP Limited Partnership

By:	/s/ Jean Schlemmer
	Name:	Jean Schlemmer
	Title:	Executive Vice President - Asset Management

/s/ WACHOVIA BANK, NATIONAL ASSOCIATION, as General Administrative Agent and as a Lender

Annex A
PRICING GRID FOR REVOLVING CREDIT LOANS, SWING LINE LOANS AND TRANCHE A TERM LOANS

	Applicable Margin	Applicable Margin for
Leverage Ratio	for Eurodollar Loans	Base Rate Loans

> 65.0%	1.75%	0.75%

≤ 65.0%	1.50%	0.50%
Changes in the Applicable Margin with respect to Revolving Credit Loans, Swing Line Loans and Tranche A Term Loans resulting from changes in the Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 60th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. In addition, at all times while an Event of Default shall have occurred and be continuing, the Leverage Ratio shall for the purposes of this Pricing Grid be deemed to be greater than 65.0%. Each determination of the Leverage Ratio pursuant to this Pricing Grid shall be as of the last day of each fiscal quarter of Holdings.